SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ____________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): September 1, 1998


                                    Citicorp

               (Exact name of registrant as specified in charter)





       Delaware                         1-5738                13-2614988
(State or other jurisdiction  (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification Number)



399 Park Avenue, New York, New York                              10043
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number,
including area code:                                       (212) 559-1000


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Item 5.     Other Events

On September 1, 1998, Citicorp sent a message to all employees, which stated that many financial institutions are being affected by the events in Russia, directly or indirectly, and the current extreme volatility in world financial markets.

The message went on to say that at this point Citicorp estimates that total Russia-related losses, including trading, will reduce its after-tax earnings by approximately $200 million in the third quarter. Any continued weakness in the global securities markets will affect the contributions to earnings of venture capital and other portfolios as well.

                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        CITICORP
                                        (Registrant)


                                        By:/s/ Roger W. Trupin
                                           ------------------------
                                               Roger W. Trupin
                                               Vice President and Controller



Dated: September 2, 1998